ADDENDUM TO the

LETTER OF INTENT DATED SEPTEMBER 13, 2013

December 31, 2013

EMC Metals Corp.

501 – 1430 Greg Street
Sparks, Nevada 89431

Attention: George Putnam, President and CEO

Dear Sirs:

Re:	Addendum to the Binding Letter of Intent dated September 13, 2013, to Purchase Springer Mining Company, the Carlin Vanadium Property and the Copper King Property (the “Letter of Intent”)

The parties wish to enter into this addendum to the Letter of Intent (the “Addendum”) in order to remove the need to enter into a formal purchase and sale agreement, and reflect further agreements and arrangements between the parties for the purposes of completing the transactions contemplated in the Letter of Intent.

The parties hereby agree as follows (capitalized terms have the meaning given to them in the Letter of Intent):

1.	EMC hereby confirms that it has received the Initial Payment and the Second Payment from AMB.
2.	EMC hereby further confirms that the Lender has been repaid in full, and further that all security interests granted and/or recorded by the Lender against Springer or its assets have been discharged in full such that the shares of Springer may be delivered to GPUS free and clear of all liens, charges and security interests.
3.
a.	EMC hereby confirms that it has received a further $177,638.52 as at December 31, 2013 on account of reimbursement of carrying costs of the assets of Springer from September 16, 2013 pursuant to Section 7 of the Letter of Intent and other agreed adjustments between EMC and AMB.
b.	AMB agrees to pay to EMC a further $70,015.79 which the parties hereby agree will represent full and final reimbursement of amounts due under such Section 7 and final payment for any other agreed adjustments, such final payment to be made within 7 business days of the date of this Addendum.

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c.	AMB hereby confirms that on Closing, it assumes the obligation to pay or settle the Associated Geosciences Services outstanding invoice in the amount C$74,667.29.
d.	EMC hereby represents and warrants to AMB that Merrick and Geologic Services Inc. are collectively owed no more than US$25,000 as at the date hereof pursuant to the Deed and Reservation of Royalty dated July of 2007 and associated Purchase Agreement dated effective June 2007.

The provisions in b-d above in this Section shall survive the Closing.

4.	Notwithstanding Section 8 of the Letter of Intent, the closing of the sale of the shares of Springer and the Properties (the “Closing”) will occur on December 31, 2013, and will be evidenced by EMC delivering to AMB documents required to transfer to GPUS (i) registered ownership of the shares of Springer, and (ii) ownership of the Carlin Vanadium Property. AMB hereby confirms that its subsidiary Nevada Royalty Corp. currently is the recorded holder of the Copper King Property.
5.	EMC hereby confirms it has made available or provided to AMB all records and data relating to Springer and its business, and will continue to make such records and data available after Closing to the extent not provided to AMB prior to closing. AMB and GPUS may assign all of their rights pursuant to this Section to Silver Predator Corp. or a subsidiary thereof.
6.	AMB hereby confirms that EMC may on or before Closing, or AMB will within 30 days after Closing, deliver to Cosgrave Ranch LLC (“Cosgrave”) such documentation as is necessary for Springer and Cosgrave to record the transfer 100 Acre Feet of water rights held by Springer to Cosgrave. This Section 6 will survive the Closing.
7.	The parties hereby confirm waiver of the requirements of Sections 3 and 6 of the Letter of Intent, which are no longer applicable.
8.	The parties hereby agree that the finder’s fee agreements contemplated in Section 4 of the Letter of Intent will be entered into on a post-closing basis, which obligation will survive the Closing. The parties agree to act reasonably to negotiate and enter into such agreement within 30 days of the Closing.
9.	AMB and GPUS hereby provide to EMC the Buyer’s Indemnity described in Sections 9.04 and 9.05 of the Stock Purchase agreement dated November 21, 2006 entered into between GPUS and General Electric Company, a copy of such Sections is reproduced below:

9.04. Buyer's Release and Covenant Not To Sue. AS AN INDUCEMENT TO, AND AS FURTHER CONSIDERATION FOR, SELLER AGREEING TO SELL THE SHARES TO BUYER UPON THE TERMS AND CONDITIONS SET FORTH IN THIS AGREEMENT, BUYER COVENANTS AND AGREES THAT, UPON THE CLOSING, BUYER SHALL FOREVER RELEASE SELLER AND COVENANT NOT TO SUE SELLER WITH RESPECT TO ANYTHING ARISING OUT OF THE ENVIRONMENTAL OR ANY OTHER CONDITION OF THE PROPERTY OR THE ASSETS, INCLUDING CONDITIONS CONSTITUTING A VIOLATION OF ENVIRONMENTAL LAWS, OR THE PRESENCE OF HAZARDOUS SUBSTANCES IN, ON, UNDER, OR EMANATING FROM OR ONTO THE PROPERTY OR THE ASSETS, REGARDLESS OF WHETHER SUCH ENVIRONMENTAL CONDITIONS OR THE PRESENCE OF HAZARDOUS SUBSTANCES IS KNOWN OR UNKNOWN BY BUYER AND REGARDLESS OF WHETHER SUCH CONDITION IS SET FORTH IN THE ENVIRONMENTAL REPORTS, OR BUYER'S OWN ENVIRONMENTAL REPORTS. THE FOREGOING RELEASE AND COVENANT NOT TO SUE SHALL APPLY TO ALL CLAIMS AT LAW OR IN EQUITY, INCLUDING, BUT NOT LIMITED TO, CLAIMS OR CAUSES OF ACTION FOR PERSONAL INJURY OR DEATH, PROPERTY DAMAGE, STATUTORY CLAIMS UNDER ENVIRONMENTAL LAWS AND CLAIMS FOR CONTRIBUTION.

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9.05. Buyer's Indemnity. BUYER COVENANTS AND AGREES TO INDEMNIFY, DEFEND, AND HOLD SELLER AND ITS OFFICERS, EMPLOYEES AND AGENTS HARMLESS FROM ANY AND ALL CLAIMS, DEMANDS, JUDGMENTS, DAMAGES, PENALTIES, FINES, COSTS, LIABILITIES (INCLUDING SUMS PAID IN SETTLEMENT OF CLAIMS), OR OTHER LOSSES, INCLUDING ATTORNEYS' AND/OR CONSULTANTS' FEES, COURT COSTS AND LITIGATION EXPENSES, IN CONNECTION WITH THE PRESENCE OR SUSPECTED PRESENCE OF HAZARDOUS SUBSTANCES IN, ON OR UNDER THE GROUND OR ANY BUILDING, STRUCTURE, OR PAVED SURFACE; OR IN ANY ENVIRONMENTAL MEDIUM, INCLUDING BUT NOT LIMITED TO, THE SOIL, GROUNDWATER, OR SOIL VAPOR ON OR UNDER, OR EMANATING FROM ANY OF THE PROPERTY OR THE ASSETS, FOR ANY VIOLATION OF ENVIRONMENTAL LAWS OR FOR ANY LIABILITY FOR THE COMPANY'S DISPOSAL OR ARRANGING FOR DISPOSAL OF A HAZARDOUS SUBSTANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THIS INDEMNIFICATION SHALL SPECIFICALLY COVER COSTS INCURRED IN CONNECTION WITH ANY CLAIM FOR PERSONAL INJURY AND/OR DEATH, PROPERTY DAMAGE, INVESTIGATION OF SITE CONDITIONS OR ANY CLEAN-UP, REMEDIAL, REMOVAL, OR RESTORATION WORK REQUIRED BY ANY FEDERAL, STATE, OR LOCAL GOVERNMENT AGENCY OR POLITICAL SUBDNISION BECAUSE OF THE PRESENCE OR SUSPECTED PRESENCE OF HAZARDOUS SUBSTANCES, IN, ON OR UNDER THE GROUND OR ANY ENVIRONMENTAL MEDIUM, BUILDING, STRUCTURE, OR PAVED SURFACE OR EMANATING THEREFROM RELATED TO THE PROPERTY OR THE ASSETS, FOR ANY VIOLATION OF ENVIRONMENTAL LAWS BY THE COMPANY, OR FROM A RELEASE OR THREATENED RELEASE OF A HAZARDOUS SUBSTANCE DISPOSED OF BY THE COMP ANY OR WHICH THE COMPANY ARRANGED FOR DISPOSAL. THE RELEASE, COVENANT NOT TO SUE AND INDEMNIFICATIONS SET FORTH HEREIN SHALL BECOME EFFECTNE AND ENFORCEABLE AUTOMATICALLY UPON CLOSING OF TITLE TO THE SHARES, AND BUYER SHALL BE BOUND BY THEM, REGARDLESS OF WHETHER OR NOT BUYER EXECUTES ANY SEPARATE INSTRUMENT AT THE TIME OF CLOSING.

This Section 9 will survive the Closing.

10.	Other than as agreed to in this Addendum, the terms of the Letter of Intent shall continue to apply.

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IN WITNESS WHEREOF the parties hereto have executed this binding letter agreement effective as of the date and year first above written.

AMERICAS BULLION ROYALTY CORP.

Per:__/s/ Tim Leybold______________
Tim Leybold, Chief Financial Officer
GOLDEN PREDATOR US HOLDING CORP. Per:___/s/ Tim Leybold______________
Tim Leybold, Chief Financial Officer

AGREED to and ACCEPTED at Sparks, Nevada, this 31st day of December, 2013.

EMC METALS CORP.

Per: ____/s/ George Putnam__________________
George Putnam, President and CEO